EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF XCEL PHARMACEUTICALS, INC.

a Delaware corporation

XCEL PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies as follows:

1. The name of the Corporation is XCEL PHARMACEUTICALS, INC. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 24, 2001 under the name of MJBC Corp. On March 21, 2001, the Corporation filed a Certificate of Amendment to its Certificate of Incorporation. On each of March 29, 2001 and June 24, 2002, the Corporation filed an Amended and Restated Certificate of Incorporation.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation was adopted by the Corporation’s Board of Directors (the “Board”) and stockholders.

3. The text of the Corporation’s Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I.

The name of the Corporation is Xcel Pharmaceuticals, Inc.

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV.

A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” There shall be twelve (12) series of Preferred Stock to be designated, respectively, “Series A-1 Preferred Stock,” “Series A-2 Preferred Stock,” “Series A-3 Preferred Stock,” “Series A-4 Preferred Stock,” “Series B-1 Preferred Stock,” “Series B-2 Preferred Stock,” “Series B-3 Preferred Stock,” “Series B-4 Preferred Stock,” “Series C-1 Preferred Stock,” “Series C-2 Preferred Stock,” “Series C-3 Preferred Stock” and “Series C-4 Preferred Stock.” The total number of shares that the Corporation is authorized to issue is One Hundred Fourteen Million Four Hundred

Thousand (114,400,000). Sixty-Two Million Two Hundred Thousand (62,200,000) shares shall be Common Stock, par value $0.0001 per share; Fourteen Million (14,000,000) shares shall be Series A-1 Preferred Stock, par value $0.0001 per share; Two Million Eight Hundred Thousand (2,800,000) shares shall be Series A-2 Preferred Stock, par value $0.0001 per share; Fourteen Million (14,000,000) shares shall be Series A-3 Preferred Stock, par value $0.0001 per share; Two Million Eight Hundred Thousand (2,800,000) shares shall be Series A-4 Preferred Stock, par value $0.0001 per share; Three Million Seven Hundred Fifty Thousand (3,750,000) shares shall be Series B-1 Preferred Stock, par value $0.0001 per share; Seven Hundred Fifty Thousand (750,000) shares shall be Series B-2 Preferred Stock, par value $0.0001 per share; Three Million Seven Hundred Fifty Thousand (3,750,000) shares shall be Series B-3 Preferred Stock, par value $0.0001 per share; Seven Hundred Fifty Thousand (750,000) shares shall be Series B-4 Preferred Stock, par value $0.0001 per share; Four Million (4,000,000) shares shall be Series C-1 Preferred Stock, par value $0.0001 per share; Eight Hundred Thousand (800,000) shares shall be Series C-2 Preferred Stock, par value $0.0001 per share; Four Million (4,000,000) shares shall be Series C-3 Preferred Stock, par value $0.0001 per share; and Eight Hundred Thousand (800,000) shares shall be Series C-4 Preferred Stock, par value $0.0001 per share. The Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock are collectively referred to herein as “Series A Preferred Stock.” The Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock are collectively referred to herein as “Series B Preferred Stock.” The Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock and Series C-4 Preferred Stock are collectively referred to herein as “Series C Preferred Stock.”

Shares of Series A-2 Preferred Stock shall only be issued by the Corporation as a payment of dividends on outstanding shares of Series A-1 Preferred Stock pursuant to Section B.1(a) of this Article IV. Shares of Series A-3 Preferred Stock shall only be issued by the Corporation upon the conversion of shares of Series A-1 Preferred Stock into Series A-3 Preferred Stock pursuant to Section B.4(d)(i)(A) of this Article IV. Shares of Series A-4 Preferred Stock shall only be issued by the Corporation as a payment of dividends on outstanding shares of Series A-3 Preferred Stock pursuant to Section B.1(a) of this Article IV.

Shares of Series B-2 Preferred Stock shall only be issued by the Corporation as a payment of dividends on outstanding shares of Series B-1 Preferred Stock pursuant to Section B.1(a) of this Article IV. Shares of Series B-3 Preferred Stock shall only be issued by the Corporation upon the conversion of shares of Series B-1 Preferred Stock into Series B-3 Preferred Stock pursuant to Section B.4(d)(i)(A) of this Article IV. Shares of Series B-4 Preferred Stock shall only be issued by the Corporation as a payment of dividends on outstanding shares of Series B-3 Preferred Stock pursuant to Section B.1(a) of this Article IV.

Shares of Series C-2 Preferred Stock shall only be issued by the Corporation as a payment of dividends on outstanding shares of Series C-1 Preferred Stock pursuant to Section B.1(a) of this Article IV. Shares of Series C-3 Preferred Stock shall only be issued by the Corporation upon the conversion of shares of Series C-1 Preferred Stock into Series C-3 Preferred Stock pursuant to Section B.4(d)(i)(A) of this Article IV. Shares of Series C-4 Preferred Stock shall only be issued by the Corporation as a payment of dividends on outstanding shares of Series C-3 Preferred Stock pursuant to Section B.1(a) of this Article IV.

B. Rights, Preferences and Restrictions of Preferred Stock. Subject in all cases to the rights of series of Preferred Stock which, from time to time, may come into existence, the rights, preferences, restrictions and other matters relating to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are as follows (note: Section references within this Article IV.B. are to other Sections within this Article IV.B. unless otherwise expressly provided):

1. Dividend Provisions.

(a) The holders of shares of Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock, Series B-3 Preferred Stock, Series C-1 Preferred Stock and Series C-3 Preferred Stock shall be entitled to receive dividends on a pari pasu basis with the holders of the Common Stock, out of any assets legally available therefor. Such dividends shall be payable when, as and if declared by the Board. In addition, if the Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock, Series B-3 Preferred Stock, Series C-1 Preferred Stock and Series C-3 Preferred Stock have not been converted into Common Stock pursuant to Section 4 below on or before September 30, 2003, (i) dividends on the Series A-1 Preferred Stock and Series A-3 Preferred Stock shall begin to accumulate from such date at the rate of Thirty-Five Cents ($0.35) per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) per annum, (ii) dividends on the Series B-1 Preferred Stock and Series B-3 Preferred Stock shall begin to accumulate from such date at the rate of Forty-Two Cents ($0.42) per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) per annum, and (iii) dividends on the Series C-1 Preferred Stock and Series C-3 Preferred Stock shall begin to accumulate from such date at the rate of Forty-Five and One-Half Cents ($0.455) per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) per annum, in each case based on a 365-day year and the number of days actually elapsed. Any such accumulated dividends on the Series A-1 Preferred Stock shall be payable in shares of Series A-2 Preferred Stock; any such accumulated dividends on the Series A-3 Preferred Stock shall be payable in shares of Series A-4 Preferred Stock; any such accumulated dividends on the Series B-1 Preferred Stock shall be payable in shares of Series B-2 Preferred Stock; any such accumulated dividends on the Series B-3 Preferred Stock shall be payable in shares of Series B-4 Preferred Stock; any such accumulated dividends on the Series C-1 Preferred Stock shall be payable in shares of Series C-2 Preferred Stock; and any such accumulated dividends on the Series C-3 Preferred Stock shall be payable in shares of Series C-4 Preferred Stock, in each case upon the earlier of (x) immediately prior to the effective time of a Liquidation (defined below) or (y) immediately prior to the time of the conversion of all of the outstanding shares of Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock, Series B-3 Preferred Stock, Series C-1 Preferred Stock or Series C-3 Preferred Stock, as applicable, into Common Stock pursuant to Section 4(b) below (any such event, a “Payable Date”). The number of shares of Series A-2 Preferred Stock, Series A-4 Preferred Stock, Series B-2 Preferred Stock, Series B-4 Preferred Stock, Series C-2 Preferred Stock or Series C-4 Preferred Stock, as the case may be, issuable to a holder in payment of such accumulated dividends on such holder’s Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock, Series B-3 Preferred Stock, Series C-1 Preferred Stock or Series C-3 Preferred Stock, as the case may be, shall be equal to the quotient obtained by dividing (1) in the case of Series A-1 Preferred Stock and Series A-3 Preferred Stock, (A) the aggregate accumulated dividends as of the Payable Date by

(B) Five Dollars ($5.00) (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations), (2) in the case of Series B-1 Preferred Stock and Series B-3 Preferred Stock, (A) the aggregate accumulated dividends as of the Payable Date by (B) Six Dollars ($6.00) (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and (3) in the case of Series C-1 Preferred Stock and Series C-3 Preferred Stock, (A) the aggregate accumulated dividends as of the Payable Date by (B) Six Dollars and Fifty Cents ($6.50) (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations); provided, however, that (I) for purposes of clauses (1)(A),(2)(A) and (3)(A) above, the term “aggregate accumulated dividends” shall include all dividends accumulated on all shares of Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock, Series B-3 Preferred Stock, Series C-1 Preferred Stock or Series C-3 Preferred Stock, as applicable, held by any holder and (II) any fraction resulting from the foregoing calculation shall be rounded to the nearest whole share.

(b) Notwithstanding any other provision herein to the contrary, the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, shall be entitled to waive at any time the payment of any dividends that have accrued with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, provided that (i) such waiver is evidenced in writing and delivered to the Corporation and (ii) any such waiver shall apply equally to dividends accrued on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (i.e., no waiver of dividends with respect to one series of Preferred Stock shall be effected unless a corresponding waiver is concurrently effected with respect to all dividends accrued on all series of Preferred Stock then outstanding).

(c) The holders of the shares of Series A-2 Preferred Stock, Series A-4 Preferred Stock, Series B-2 Preferred Stock, Series B-4 Preferred Stock, Series C-2 Preferred Stock and Series C-4 Preferred Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2. Liquidation Preference. As used herein, the “Original Series A Issue Price” is equal to Five Dollars ($5.00) per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations), the “Original Series B Issue Price” is equal to Six Dollars ($6.00) per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and the “Original Series C Issue Price” is equal to Six Dollars and Fifty Cents ($6.50) per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations).

(a) In the event of any liquidation, dissolution or winding up of the Corporation (each a “Liquidation”), either voluntary or involuntary, the holders of the Series A-1 Preferred Stock, the holders of the Series A-3 Preferred Stock, the holders of the Series B-1 Preferred Stock, the holders of the Series B-3 Preferred Stock, the holders of the Series C-1 Preferred Stock and the holders of the Series C-3 Preferred Stock shall be entitled to receive, on a pari pasu basis, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A-2 Preferred Stock, the holders of the Series A-4 Preferred Stock, the holders of the Series B-2 Preferred Stock, the holders of the Series B-4

Preferred Stock, the holders of the Series C-2 Preferred Stock, the holders of the Series C-4 Preferred Stock or the holders of the Common Stock, by reason of their ownership thereof, an amount per share equal to (i) two (2) times the Original Series A Issue Price for each outstanding share of Series A-1 Preferred Stock or Series A-3 Preferred Stock, as the case may be, (ii) two (2) times the Original Series B Issue Price for each outstanding share of Series B-1 Preferred Stock or Series B-3 Preferred Stock, as the case may be, and (iii) two (2) times the Original Series C Issue Price for each outstanding share of Series C-1 Preferred Stock or Series C-3 Preferred Stock, as the case may be. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-1 Preferred Stock, the holders of the Series A-3 Preferred Stock, the holders of the Series B-1 Preferred Stock, the holders of the Series B-3 Preferred Stock, the holders of the Series C-1 Preferred Stock and the holders of the Series C-3 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts (the “PrimarySeries A Liquidation Preference,” in the case of the Series A-1 Preferred Stock and the Series A-3 Preferred Stock, the “Primary Series B Liquidation Preference,” in the case of the Series B-1 Preferred Stock and the Series B-3 Preferred Stock and the “Primary Series C Liquidation Preference,” in the case of the Series C-1 Preferred Stock and the Series C-3 Preferred Stock), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A-1 Preferred Stock, the holders of the Series A-3 Preferred Stock, the holders of the Series B-1 Preferred Stock, the holders of the Series B-3 Preferred Stock, the holders of the Series C-1 Preferred Stock and the holders of the Series C-3 Preferred Stock in proportion to the aggregate amount of liquidation preference (i.e., the Primary Series A Liquidation Preference, Primary Series B Liquidation Preference or Primary Series C Liquidation Preference, as applicable) to which each such holder is entitled.

(b) Upon the completion of the distribution in full of the Primary Series A Liquidation Preference to the holders of the Series A-1 Preferred Stock and the holders of the Series A-3 Preferred Stock, the distribution in full of the Primary Series B Liquidation Preference to the holders of the Series B-1 Preferred Stock and the holders of the Series B-3 Preferred Stock, and the distribution in full of the Primary Series C Liquidation Preference to the holders of the Series C-1 Preferred Stock and the holders of the Series C-3 Preferred Stock, in each case as contemplated by Section 2(a) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock until such holders shall have received an aggregate distribution of Sixty Million Dollars ($60,000,000) (the “Common Liquidation Preference”).

(c) Upon the completion of the distribution in full of the Primary Series A Liquidation Preference to the holders of the Series A-1 Preferred Stock and the holders of the Series A-3 Preferred Stock, the distribution in full of the Primary Series B Liquidation Preference to the holders of the Series B-1 Preferred Stock and the holders of the Series B-3 Preferred Stock, and the distribution in full of the Primary Series C Liquidation Preference to the holders of the Series C-1 Preferred Stock and the holders of the Series C-3 Preferred Stock, in each case as contemplated in Section 2(a) above, and the completion of the distribution in full of the Common Liquidation Preference to the holders of the Common Stock as contemplated by Section 2(b) above, all of the remaining assets and funds of the Corporation available for distribution shall be distributed ratably among the holders of the Series A-1 Preferred Stock, the holders of the Series A-2 Preferred Stock, the holders of the Series A-3 Preferred Stock, the holders of the Series A-4 Preferred Stock, the holders of the Series B-1 Preferred Stock, the holders of the Series B-2 Preferred Stock, the holders of the Series B-3 Preferred Stock, the holders of the Series B-4 Preferred Stock, the holders of the Series C-1 Preferred Stock, the holders of the Series C-2 Preferred Stock, the holders of the Series C-3 Preferred Stock, the holders of the Series C-4 Preferred Stock and the holders of the Common Stock, in each case based on the number of shares of Common Stock held by each such holder, assuming the conversion of all such Preferred Stock.

(d) For purposes of Section 1(a) above and this Section 2, a Liquidation shall be deemed to be occasioned by, or to include, a sale, conveyance or other disposal or encumbrance of (other than pursuant to a credit arrangement in the ordinary course of business) all or substantially all of the assets of the Corporation or a merger into or consolidation with any other entity (other than a wholly-owned subsidiary corporation or a transaction in which the stockholders of the Corporation immediately prior to such transaction hold more than fifty percent (50%) of the voting power of the entity surviving such transaction) or any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

(i) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30)-day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in clauses (A) (1), (2) or (3) above to reflect the approximate fair market value thereof, as determined in good faith by the Board.

(ii) In the event the requirements of this Section 2(d) are not complied with, the Corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section 2(d) have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(d)(iii) below.

(iii) The Corporation shall give each holder of record of Series A Preferred Stock, each holder of record of Series B Preferred Stock and each holder of record of Series C Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2(d), and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, the outstanding shares of Series B Preferred Stock and the outstanding shares of Series C Preferred Stock, voting together as a single class.

(iv) Any notice required by the provisions of this Section 2(d) to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

3. Redemption.    The Series A Preferred Stock is not redeemable. The Series B Preferred Stock is not redeemable. The Series C Preferred Stock is not redeemable.

4. Conversion.    The holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a) Right to Convert. Each outstanding share of Series A Preferred Stock, each outstanding share of Series B Preferred Stock and each outstanding share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing, (i) in the case of the Series A Preferred Stock, the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion, (ii) in the case of the Series B Preferred Stock, the Original Series B Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion and (iii) in the case of the Series C Preferred Stock, the Original Series C Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of

Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in Section 4(d) below. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in Section 4(d) below. The initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price; provided, however, that the Conversion Price for the Series C Preferred Stock shall be subject to adjustment as set forth in Section 4(d) below. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, (u) the Conversion Price applicable to outstanding shares of Series A-2 Preferred Stock shall, at any time such Conversion Price is to be determined, be deemed to be equal to the Conversion Price then applicable to the shares of the Series A-1 Preferred Stock for which such shares of Series A-2 Preferred Stock are issuable as a payment of dividends under Section 1(a) above, (v) the Conversion Price applicable to outstanding shares of Series A-4 Preferred Stock shall, at any time such Conversion Price is to be determined, be deemed to be equal to the Conversion Price then applicable to the shares of Series A-3 Preferred Stock for which such shares of Series A-4 Preferred Stock are issuable as a payment of dividends under Section 1(a) above, (w) the Conversion Price applicable to outstanding shares of Series B-2 Preferred Stock shall, at any time such Conversion Price is to be determined, be deemed to be equal to the Conversion Price then applicable to the shares of the Series B-1 Preferred Stock for which such shares of Series B-2 Preferred Stock are issuable as payment of dividends under Section 1(a) above, (x) the Conversion Price applicable to outstanding shares of Series B-4 Preferred Stock shall, at any time such Conversion Price is to be determined, be deemed to be equal to the Conversion Price then applicable to the shares of Series B-3 Preferred Stock for which such shares of Series B-4 Preferred Stock are issuable as a payment of dividends under Section 1(a) above, (y) the Conversion Price applicable to outstanding shares of Series C-2 Preferred Stock shall, at any time such Conversion Price is to be determined, be deemed to be equal to the Conversion Price then applicable to the shares of the Series C-1 Preferred Stock for which such shares of Series C-2 Preferred Stock are issuable as payment of dividends under Section 1(a) above and (z) the Conversion Price applicable to outstanding shares of Series C-4 Preferred Stock shall, at any time such Conversion Price is to be determined, be deemed to be equal to the Conversion Price then applicable to the shares of Series C-3 Preferred Stock for which such shares of Series C-4 Preferred Stock are issuable as a payment of dividends under Section 1(a) above.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Preferred Stock upon the earlier of (i) the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933 (the “Securities Act”), at the public offering price of not less than Ten Dollars ($10.00) per share (before deducting underwriting discounts and commissions and as adjusted to reflect stock dividends, stock splits, combinations or other recapitalizations) and Sixty Million Dollars ($60,000,000) in the aggregate (before deducting underwriters discounts and commissions) (a “Qualifying IPO”) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock, Series B-3 Preferred Stock, Series C-1 Preferred Stock and Series C-3 Preferred Stock, voting together as a single class.

(c)  Mechanics of Conversion.

(i) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 4(a) above, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(ii) Before any holder of Preferred Stock shall be entitled to receive a certificate or certificates evidencing the shares of Common Stock into which such holder’s shares shall have converted pursuant to the provisions of Section 4(b) above, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

(d) Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i)(A) If the Corporation shall issue, after the date upon which any shares of Series C-1 Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A-1 Preferred Stock, the Series B-1 Preferred Stock or the Series C-1 Preferred Stock, as applicable, as in effect immediately prior to the issuance of such Additional Stock (a “Dilutive Issuance”), then each such Conversion Price in effect immediately prior to each Dilutive Issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance (including, without limitation, the number of shares of Common Stock issuable upon conversion of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding options, warrants or other rights to purchase Common Stock) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the Dilutive Issuance would purchase at such Conversion Price in effect immediately prior to such Dilutive Issuance; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding options, warrants or other rights to purchase Common Stock) plus the number of shares of Additional Stock issued in the Dilutive Issuance. Notwithstanding any other provision herein to the contrary, an adjustment with respect to the Conversion Price of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock held by any holder who is a Qualified Investor (defined below) shall only be made pursuant to this Section 4(d)(i) if such Qualified Investor is a Fully-Exercising Investor (defined in Section 5(b) below) in connection with the Dilutive Issuance. If such holder is not a Fully-Exercising Investor in connection with such Dilutive Issuance (a “Non-Participating Investor”), then, effective immediately prior to the consummation of such Dilutive Issuance:

(1) all shares of Series A-1 Preferred Stock held by such Non-Participating Investor, in the case of a Dilutive Issuance with respect to the Series A-1 Preferred Stock, shall automatically be converted into an equal number of shares of Series A-3 Preferred Stock (and concurrently any shares of Series A-2 Preferred Stock issuable upon payment of accrued dividends as provided in Section 1(a) above to such Non-Participating Investor shall automatically become payable in an equal number of shares of Series A-4 Preferred Stock instead of Series A-2 Preferred Stock),

(2) all shares of Series B-1 Preferred Stock held by such Non-Participating Investor, in the case of a Dilutive Issuance with respect to the Series B-1 Preferred Stock, shall automatically be converted into an equal number of shares of Series B-3 Preferred Stock (and concurrently any shares of Series B-2 Preferred Stock issuable upon payment of accrued dividends as provided in Section 1(a) above to such Non-Participating Investor shall automatically become payable in an equal number of shares of Series B-4 Preferred Stock instead of Series B-2 Preferred Stock) and

(3) all shares of Series C-1 Preferred Stock held by such Non-Participating Investor, in the case of a Dilutive Issuance with respect to the Series C-1 Preferred Stock, shall automatically be converted into an equal number of shares of Series C-3 Preferred Stock (and concurrently any shares of Series C-2 Preferred Stock issuable upon payment of accrued dividends as provided in Section 1(a) above to such Non-Participating Investor shall automatically become payable in an equal number of shares of Series C-4 Preferred Stock instead of Series C-2 Preferred Stock).

The Conversion Price for any shares of Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock, Series C-3 Preferred Stock or Series C-4 Preferred Stock held by a Non-Participating Investor shall be equal to the Conversion Price in effect immediately prior to the Dilutive Issuance relating to such conversion and holders of Series

A-3 Preferred Stock, Series A-4 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock, Series C-3 Preferred Stock and Series C-4 Preferred Stock shall not be entitled to any adjustment to the Conversion Price thereof pursuant to this Section 4(d)(i)A).

(B) Upon the conversion of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock held by a Non-Participating Investor by reason of Section 4(d)(i)(A) above, each Non-Participating Investor shall surrender to the Corporation the certificate or certificates representing its Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable, which shall be exchanged by the Corporation for a certificate representing that holder’s applicable number of shares of Series A-3 Preferred Stock, Series B-3 Preferred Stock or Series C-3 Preferred Stock, as applicable (as determined pursuant to the provisions of Section 4(d)(i)(A) above). Shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock which are converted into Series A-3 Preferred Stock, Series B-3 Preferred Stock or Series C-3 Preferred Stock, as applicable, pursuant to the terms of Section 4(d)(i)(A) above shall no longer be outstanding on the books of the Corporation, and the Non-Participating Investor shall, to the extent of all converted shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable, be treated for all purposes as the record holder of such shares of Series A-3 Preferred Stock, Series B-3 Preferred Stock or Series C-3 Preferred Stock, as applicable, into which such shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock were so converted on the date of closing of the Dilutive Issuance. In the event that there are any Non-Participating Investors in connection with any Dilutive Issuance (which event would result in the issuance of shares reserved for such an event (e.g., Series A-3 Preferred Stock, Series B-3 Preferred Stock or Series C-3 Preferred Stock, as applicable)), then concurrently with such Dilutive Issuance, the Corporation shall use its best efforts to take all such actions as may be required (including amending this Amended and Restated Certificate of Incorporation) to:

(1) create and reserve for issuance a new series (the “Non-Adjusting Preferred Stock”) of Preferred Stock (together with a corresponding series of Preferred Stock to provide for the payment of any dividends provided by Section 1(a) above (the “Dividend Stock”)) with a number of shares equal in number to the number of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable, that will remain outstanding immediately following the closing of the Dilutive Issuance at issue (and a number of shares of corresponding shares of Dividend Stock sufficient to permit the payment of dividends on such Non-Adjusting Preferred Stock); such new series of Non-Adjusting Preferred Stock shall be designated Series A-5 Preferred Stock, Series A-7 Preferred Stock, or Series B-5 Preferred Stock, Series B-7 Preferred Stock, or Series C-5 Preferred Stock, Series C-7 Preferred Stock, as applicable, and so on, and such corresponding new series of Dividend Stock shall be designated Series A-6 Preferred Stock, Series A-8 Preferred Stock, or Series B-6 Preferred Stock, Series B-8 Preferred Stock or Series C-6 Preferred Stock, Series C-8 Preferred Stock, as applicable, and so on, and such new series of Non-Adjusting Preferred Stock and the corresponding Dividend Stock shall have the rights, preferences and privileges identical to those then applicable to the Series A-3 Preferred Stock, Series B-3 Preferred Stock or Series C-3 Preferred Stock, as applicable, except that the Conversion Price for such new series of Non-Adjusting Preferred Stock and Dividend Stock once initially issued shall be the applicable Conversion Price for the Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable, in effect immediately prior to such Dilutive Issuance and

(2) amend the provisions of this Section 4(d) to provide the conversion of the Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1

Preferred Stock, as applicable, for all Non-Participating Investors in the next Dilutive Issuance, if any, will be into shares of such Non-Adjusting Preferred Stock and the conversion of the Series A-2 Preferred Stock, Series B-2 Preferred Stock or Series C-2 Preferred Stock, as applicable, for all Non-Participating Investors in the next Dilutive Issuance, if any, will be into shares of the corresponding Dividend Stock.

(C) No adjustment of the Conversion Price for the Series A-1 Preferred Stock, the Series B-1 Preferred Stock or the Series C-1 Preferred Stock shall be made in an amount less than one cent ($0.01) per share, provided, however, that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4(d)(i)(F)(3) and (4) below, no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(D) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(E) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board in good faith irrespective of any accounting treatment.

(F) In the case of the issuance of options to purchase or rights to subscribe for Additional Stock, securities by their terms convertible into or exchangeable for Additional Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Sections 4(d)(i) and (ii) below:

(1) The aggregate maximum number of shares of Additional Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Additional Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d)(i)(D) and (E) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Additional Stock covered thereby.

(2) The aggregate maximum number of shares of Additional Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights and the subsequent conversion or exercise of such securities (the consideration in each case to be determined in the manner provided in Sections 4(d)(i)(D) and (E) above).

(3) In the event of any change in the number of shares of Additional Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A-1 Preferred Stock, the Series B-1 Preferred Stock and the Series C-1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Additional Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Additional Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(F)(1) and (2) above shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 4(d)(i)(F)(3) or (4) above.

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(F) above) by the Corporation after the Purchase Date other than the following:

(A) Common Stock issuable or issued pursuant to a transaction described in Sections 4(d)(iii) or 4(f) below; or

(B) Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock (including, without limitation, shares of Common Stock deemed issued or issuable in connection with the conversion of Series A-1 Preferred Stock and Series A-2 Preferred Stock pursuant to Section 4(d)(i)(A) above); or

(C) Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock (including, without limitation, shares of Common Stock deemed issued or issuable in connection with the conversion of Series B-1 Preferred Stock and Series of B-2 Preferred Stock pursuant to Section 4(d)(i)(A) above); or

(D) Common Stock issued or issuable upon conversion of shares of Series C Preferred Stock (including, without limitation, shares of Common Stock deemed issued or issuable in connection with the conversion of Series C-1 Preferred Stock and Series of C-2 Preferred Stock pursuant to Section 4(d)(i)(A) above); or

(E) Common Stock issued or issuable to employees, directors, consultants or service providers of the Corporation pursuant to stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements so long as the total number of shares of Common Stock so issuable or issued (and not repurchased by the Corporation in connection with the termination of employment), together with the total number of shares of Common Stock outstanding as of the Purchase Date hereof (and not repurchased by the Corporation in connection with the termination of employment), does not exceed Six Million (6,000,000); or

(F) Common Stock issued or issuable in connection with any corporate partnering, acquisition, strategic alliance, technology transfer, equipment or debt financing or similar transaction; provided, however, that such transaction is approved by a majority of the directors elected by holders of the Preferred Stock.

(iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common StockEquivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in outstanding shares.

(iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, as of the record date of such combination (or the date of such combination if no record date is fixed), the Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)  Other Distributions.    In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii) above, then, in each such case for the purpose of this Section 4(e), the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f)  Recapitalizations.    If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2 above), provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g)  No Impairment.    The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock against impairment.

(h)  No Fractional Shares and Certificate as to Adjustments.

(i)  No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with fractions equal or greater than one-half (1/2) being rounded up and fractions of less than one-half (1/2) being rounded down) taking into account the total number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii)  Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable.

(i)  Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)  Reservation of Stock Issuable Upon Conversion. The Corporation shall (A) at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and (B) at all times reserve and keep available out of its authorized but unissued shares of (i) Series A-2 Preferred Stock solely for the purpose of issuing such shares to the holders of the Series A-1 Preferred Stock, such number of its shares of Series A-2 Preferred Stock as shall from time to time be sufficient to pay the accumulated dividends on the shares of Series A-1 Preferred Stock in accordance with Article IV.B.1(a) above; (ii) Series A-4 Preferred Stock solely for the purpose of issuing such shares to the holders of the Series A-3 Preferred Stock, such number of its shares of Series A-4 Preferred Stock as shall from time to time be sufficient to pay the accumulated dividends on the shares of Series A-3 Preferred Stock in accordance with Article IV.B.1(a) above; (iii) Series B-2 Preferred Stock solely for the purpose of issuing such shares to the holders of the Series B-1 Preferred Stock, such number of its shares of Series B-2 Preferred Stock as shall from time to time be sufficient to pay the accumulated dividends on the shares of Series B-1 Preferred Stock in accordance with Article IV.B.1(a) above; (iv) Series B-4 Preferred

Stock solely for the purpose of issuing such shares to the holders of the Series B-3 Preferred Stock, such number of its shares of Series B-4 Preferred Stock as shall from time to time be sufficient to pay the accumulated dividends on the shares of Series B-3 Preferred Stock in accordance with Article IV.B.1(a) above; (v) Series C-2 Preferred Stock solely for the purpose of issuing such shares to the holders of the Series C-1 Preferred Stock, such number of its shares of Series C-2 Preferred Stock as shall from time to time be sufficient to pay the accumulated dividends on the shares of Series C-1 Preferred Stock in accordance with Article IV.B.1(a) above; and (vi) Series C-4 Preferred Stock solely for the purpose of issuing such shares to the holders of the Series C-3 Preferred Stock, such number of its shares of Series C-4 Preferred Stock as shall from time to time be sufficient to pay the accumulated dividends on the shares of Series C-3 Preferred Stock in accordance with Article IV.B.1(a) above. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, or if at any time the number of authorized but unissued shares of Series A-2 Preferred Stock, Series A-4 Preferred Stock, Series B-2 Preferred Stock, Series B-4 Preferred Stock, Series C-2 Preferred Stock or Series C-4 Preferred Stock shall not be sufficient to effect the payment of such accumulated dividend, if any, then in each of the foregoing cases, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock, Series A-2 Preferred Stock, Series A-4 Preferred Stock, Series B-2 Preferred Stock, Series B-4 Preferred Stock, Series C-2 Preferred Stock or Series C-4 Preferred Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(k)  Notices.    Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

5.  Right of First Refusal.    Subject to the terms and conditions specified in this Section 5, each holder of at least Five Hundred Thousand (500,000) shares of Common Stock issuable or issued upon conversion of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock (except for Non-Adjusting Preferred Stock issued pursuant to Section 4(d)(i) above) (a “Qualified Investor”) shall have a right of first refusal (the “Right of First Refusal”) with respect to future sales by the Corporation of its Shares (defined below). A Qualified Investor shall be entitled to apportion the Right of First Refusal hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Corporation proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Corporation shall first make an offering of such Shares to each Qualified Investor in accordance with the following provisions:

(a)  The Corporation shall deliver a notice by certified mail (a “Notice”) to the Qualified Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)  Within thirty (30) calendar days after giving of the Notice, each Qualified Investor may give written notice of its intention to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable, then held by such Qualified Investor bears to the total number of shares of Common Stock then issued and held, or issuable upon conversion of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, or Series C-1 Preferred Stock, as applicable, held by all Qualified Investors. The Corporation shall promptly, in writing, inform each Qualified Investor that purchases all the Shares available to it (each a “Fully-Exercising Investor”) pursuant to this Section 5(b) of any other party’s failure to do likewise. During the thirty (30)-day period commencing after the Corporation’s giving of such notice, each Fully-Exercising Investor shall be entitled to give notice of its intention to purchase that portion of the Shares for which Qualified Investors were entitled to subscribe but which were not subscribed for by the Qualified Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable, then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock, as applicable, then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed Shares.

(c)  If all Shares which Qualified Investors are entitled to obtain pursuant to Section 5(b) above are not elected to be purchased or obtained as provided in Section 5(b) above, the Corporation may, during the ninety (90)-day period following the expiration of the period provided in Section 5(b) above, offer the remaining unsubscribed portion of such Shares to any person or entity at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Corporation does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, such Shares shall not be offered unless first reoffered to the Qualified Investors in accordance herewith; provided, however, none of the elections to purchase Shares made by Qualified Investors shall be of any force or effect if the Corporation determines not to sell any Shares.

(d)  The Right of First Refusal in this Section 5 shall not be applicable (i) to the issuance or sale after the date hereof of securities (or options therefor) to employees, directors, officers, consultants or service providers pursuant to plans or agreements approved by the Board; (ii) to or after consummation of a Qualifying IPO; (iii) to the issuance of securities in connection with any corporate partnering, acquisition, strategic alliance, technology transfer, equipment or debt financing or similar transactions, provided, however, that such transaction is approved by the Board, including a majority of the directors elected by the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; (iv) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities (including, without limitation, the conversion of Series A-1 Preferred Stock into Series A-3 Preferred Stock, the conversion of Series A-2 Preferred Stock into Series A-4 Preferred Stock, the conversion of Series B-1 Preferred Stock into Series B-3 Preferred Stock, the conversion of Series B-2 Preferred Stock into Series B-4 Preferred Stock, the conversion of Series C-1 Preferred Stock into Series C-3 Preferred Stock or the conversion of Series C-2 Preferred Stock into Series C-4 Preferred Stock pursuant to Section 4(d)(i)(A) above); (v) to the issuance of securities in connection with any stock split, stock dividend or recapitalization; (vi) to the purchase by any Qualified Investor pursuant to the Right of First Refusal set forth in this Section 5; (vii) to the issuance of securities in connection with a bona fide business acquisition of or by the Corporation whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (viii) any issuance of securities for which Qualified Investors holding a majority of the Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock held by all Qualified Investors, voting together as a single class, determine to waive, on behalf of all Qualified Investors the Right of First Refusal granted pursuant to this Section 5.

(e) The Right of First Refusal in this Section 5 shall terminate upon the consummation of the Qualifying IPO.

6.  Voting Rights.

(a)  General.    Except as provided in Section 6(b) below, (i) the holder of each outstanding share of Series A Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, (ii) the holder of each outstanding share of Series B Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such Series B Preferred Stock could then be converted, and (iii) the holder of each outstanding share of Series C Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such Series C Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Corporation’s Bylaws (the “Bylaws”), and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with fractions equal or greater than one-half (1/2) being rounded up and fractions of less than one-half (1/2) being rounded down).

(b)  Approval of Merger, Acquisition or Change of Control.    No merger, acquisition, change of control or disposition of all or substantially all of the assets of the Corporation shall be effected without the approval of the outstanding shares of Preferred Stock and Common Stock, with each voting as a separate class (for purposes of any such vote all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall vote together as a single class); provided, however, that any such merger, acquisition, change of control or disposition of all or substantially all of the assets of the Corporation that does not trigger a Liquidation pursuant to Section 2(d) above may not adversely alter or change the rights, preferences or privileges of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock unless prior written approval of the holders of a majority of the issued and outstanding shares of each such series of Preferred Stock so adversely effected is obtained. At any meeting held for the purpose of voting on any merger, acquisition, change of control or disposition of all or substantially all of the assets of the Corporation, the presence in person or by proxy of the holders of a majority of the (i) Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock for the purpose of the separate class vote of the holders of the Preferred Stock on such transaction, (ii) Common Stock then outstanding shall constitute a quorum of the Common Stock for the purpose of the separate class vote of the holders of the Common Stock on such transaction, (iii) Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purposes of the separate class vote of the holders of the Series A Preferred Stock on such transaction (to the extent required by the proviso in the prior sentence), (iv) Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purposes of the separate class vote of the holders of the Series B Preferred Stock on such transaction (to the extent required by the proviso in the prior sentence) and (vii) Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the purposes of the separate class vote of the holders of the Series C Preferred Stock on such transaction (to the extent required by the proviso in the prior sentence).

7.  Protective Provisions.  So long as (i) at least an aggregate of Five Million Five Hundred Thousand (5,500,000) shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations) or (ii) at least an aggregate of Two Million (2,000,000) shares of Series C Preferred Stock are outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class (except as otherwise expressly provided herein):

(a)  amend or waive any provision of this Certificate of Incorporation or the Bylaws that adversely alters or changes the rights, preferences or privileges of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

(b)  authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock with respect to voting, dividends or upon liquidation;

(c)  sell, convey or otherwise dispose of or encumber (other than pursuant to a credit arrangement in the ordinary course of business) all or substantially all of its assets or merge into or consolidate with any other entity (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of;

(d)  redeem any shares of Common Stock or Preferred Stock (other than repurchases of stock from any of the Corporation’s employees, directors or consultants upon the termination of service of such persons or entities, or repurchases of shares in connection with the Corporation’s stock option or compensation plans);

(e)  declare or pay any dividend on any shares of Common Stock or Preferred Stock, except as otherwise set forth in Section B.1(a) above;

(f)  increase or decrease the authorized size of the Board;

(g)  increase the number of shares of Common Stock subject to any of the Corporation’s stock option or issuance plans in excess of the sum of (i) One Million Four Hundred Eighty Thousand (1,480,000) shares plus (ii) Four Million Five Hundred Twenty Thousand (4,520,000) shares of Common Stock outstanding as of the date hereof that are repurchased by the Corporation in connection with the termination of employment or service to the Corporation; or

(h)  take any action that would result in the taxation of the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986.

8.  Status of Converted Stock.    In the event any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be converted pursuant to Section 4 above (including, without limitation, the conversion, if any, of shares of Series A-1 Preferred Stock into shares of Series A-3 Preferred Stock, the conversion, if any, of shares of Series B-1 Preferred Stock into shares of Series B-3 Preferred Stock or the conversion, if any, of shares of Series C-1 Preferred Stock into shares of Series C-3 Preferred Stock pursuant to Section 4(d)(i)(A) above), the shares so converted shall be cancelled and shall not thereafter be issuable by the Corporation. This Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

9.  Repurchase of Shares.    In connection with any repurchases by the Corporation of its Common Stock pursuant to agreements with the holders thereof, Section 502 and 503 of the California General Corporation Law shall not apply in whole or part with respect to such repurchases.

C.  Common Stock.

1.  Dividend Rights.    Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2.  Liquidation Rights.    Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Article IV.B.2.

3.  Redemption.    The Common Stock is not redeemable.

4.  Voting Rights.    Without limiting the provision of Section 6(b) above, the holder of each share of Common Stock shall have the right to one (1) vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V.

A.  Exculpation.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

B.  Indemnification.    To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) any director, officer or agent of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

C.  Effect of Repeal or Modification.    Any repeal or modification of any of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer or agent of the Corporation (or any other person to which Delaware law permits the Corporation to provide indemnification) existing at the time of, or increase the liability of any director, officer or agent of the Corporation (or other person) with respect to any acts or omissions of such director, officer or agent (or other person) occurring prior to, such repeal or modification.

ARTICLE VI.

The Corporation shall have perpetual existence.

ARTICLE VII.

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

ARTICLE VIII.

Elections of directors need not be by written ballot except and to the extent provided in the Bylaws.

ARTICLE IX.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed effective as of the 26th day of March, 2003.

XCEL PHARMACEUTICALS, INC.

By:	/S/ MICHAEL T. BORER
Michael T. Borer President and Chief Executive Officer

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